EXHIBIT 23.1




                               ACCOUNTANTS'CONSENT






The Board of Directors
BankAtlantic Bancorp, Inc.:





        We consent to the use of our report incorporated herein by reference.







KPMG LLP


Fort Lauderdale, Florida
March 9, 2001